Materion Corporation Reports Record Second Quarter Results and

Affirms Full Year 2022 Outlook

MAYFIELD HEIGHTS, Ohio - August 3, 2022 - Materion Corporation (NYSE: MTRN), a world leader in high performance advanced materials, today reported record second quarter financial results, affirmed 2022 earnings guidance and shared an update on key strategic initiatives.

Second Quarter 2022 Highlights
•Net sales were $445.3 million; value-added sales increased 33% year over year to a record $277.2 million
•Operating profit was $31.9 million; adjusted earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) was a record $47.0 million, an increase of 44% and a 120-basis point margin expansion year over year
•Net income of $1.12 per share, diluted; adjusted earnings per share (EPS) of $1.28, an all-time record, up 41% year over year
Recent Organic Growth Developments
•Established a new advanced chemicals facility to accelerate growth in semiconductor and electric vehicle applications
•Leading EV battery customer is funding $6M to establish a prototype line to produce advanced chemicals for their next-generation battery solutions
•Materion and Kairos jointly commissioned a Molten Salt Purification Plant for use in clean energy production

“Our global team delivered an exceptional first half of the year with another record quarter of value-added sales and earnings,” Jugal Vijayvargiya, Materion President & Chief Executive Officer said. “Our organic outgrowth initiatives and strategic acquisitions combined with strong end market demand are accelerating the transformation of our company into a leading provider of advanced materials solutions.”
“Our relentless focus on commercial excellence, strong customer partnerships and investments in R&D are coming together as planned resulting in a fantastic pipeline of opportunities that will continue to deliver above market growth,” Vijayvargiya continued. “Our substantial organic initiatives, coupled with the HCS-Electronic Materials acquisition, which continues to exceed expectations, strengthened our performance during the quarter and enhances our ability to deliver on several exciting opportunities ahead of us.”

SECOND QUARTER 2022 RESULTS
Net sales for the second quarter of 2022 were $445.3 million, compared to $371.0 million in the prior year period. Value-added sales of $277.2 million were a quarterly record, up 33% from the prior year. In addition to the benefit of the HCS-Electronic Materials acquisition, value-added sales were up 12% organically, driven by strong performance across several major end markets including semiconductor, industrial, aerospace and energy.

Operating profit for the second quarter was $31.9 million and net income was $23.3 million, or $1.12 per diluted share, compared to operating profit of $20.7 million and net income of $17.9 million, or $0.87 per diluted share in the prior year period. Excluding acquisition and restructuring related costs as detailed in the attached tables, adjusted EBITDA was $47.0 million in the second quarter, another quarterly record and an increase of 44% versus the prior year period.
Adjusted net income was $26.4 million excluding acquisition amortization, or $1.28 per diluted share, an increase of 41% compared to $0.91 per share in the prior year period.
OUTLOOK
While we continue to monitor various macroeconomic factors that could intensify headwinds, we remain confident in our full year outlook with the strength of our order book, organic outgrowth resulting from our customer initiatives, and the full year impact of the HCS-Electronic Materials acquisition. As a result, we are affirming the 2022 adjusted earnings per share guidance in the range of $5.50 to $5.90.
ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 through 7 to this press release.
CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, August 3, 2022. The conference call will be available via webcast through the Company’s website at www.materion.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 380484. A replay of the call will be available until August 17, 2022 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 44231. The call will also be archived on the Company’s website.
FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: our ability to achieve the strategic and other objectives related to the acquisition of HCS-Electronic Materials, including any expected synergies; our ability to successfully integrate the HCS-Electronic Materials business and other such acquisitions and achieve the expected results of the acquisition, the ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition, and liquidity; the global economy, including inflationary pressures, potential future recessionary conditions, and the impact of tariffs and trade agreements; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success implementing our strategic plans and the timely and successful completion and start-up of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Materion’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions on operations from, and other effects of, catastrophic and other extraordinary events; and the risk factors set forth in Part 1, Item 1A of our 2021 Annual Report on Form 10-K.
Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact:
Kyle Kelleher
(216) 383-4931
kyle.kelleher@materion.com

Media Contact:
Shannon Bennett
(216) 383-4094
shannon.bennett@materion.com
https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Second Quarter Ended		Six Months Ended
(In thousands except per share amounts)	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Net sales	$445,295	$370,999	$894,340	$725,385
Cost of sales	357,868	301,418	731,622	589,008
Gross margin	87,427	69,581	162,718	136,377
Selling, general, and administrative expense	42,047	38,060	83,708	74,836
Research and development expense	7,592	6,604	14,666	12,810
Restructuring expense (income)	—	—	1,076	(378)
Other — net	5,928	4,194	11,801	8,668
Operating profit	31,860	20,723	51,467	40,441
Other non-operating income—net	(1,168)	(1,277)	(2,337)	(2,553)
Interest expense — net	4,701	858	8,437	1,619
Income before income taxes	28,327	21,142	45,367	41,375
Income tax expense	5,072	3,274	8,093	6,740
Net income	$23,255	$17,868	$37,274	$34,635
Basic earnings per share:
Net income per share of common stock	$1.13	$0.87	$1.82	$1.70
Diluted earnings per share:
Net income per share of common stock	$1.12	$0.87	$1.80	$1.68
Weighted-average number of shares of common stock outstanding:
Basic	20,517	20,429	20,491	20,402
Diluted	20,723	20,651	20,743	20,647

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	July 1, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$32,175	$14,462
Accounts receivable, net	222,811	223,553
Inventories, net	422,376	361,115
Prepaid and other current assets	29,606	28,122
Total current assets	706,968	627,252
Deferred income taxes	5,018	5,431
Property, plant, and equipment	1,164,273	1,132,223
Less allowances for depreciation, depletion, and amortization	(739,776)	(723,248)
Property, plant, and equipment—net	424,497	408,975
Operating lease, right-of-use assets	68,045	63,096
Intangible assets, net	148,364	156,736
Other assets	30,228	27,369
Goodwill	319,994	318,620
Total Assets	$1,703,114	$1,607,479
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$15,333	$15,359
Accounts payable	113,708	86,243
Salaries and wages	22,239	37,544
Other liabilities and accrued items	49,148	53,388
Income taxes	1,700	4,205
Unearned revenue	8,097	7,770
Total current liabilities	210,225	204,509
Other long-term liabilities	15,846	14,954
Operating lease liabilities	62,474	57,099
Finance lease liabilities	14,360	16,327
Retirement and post-employment benefits	30,992	33,394
Unearned income	108,126	97,962
Long-term income taxes	1,206	1,190
Deferred income taxes	28,766	27,216
Long-term debt	481,965	434,388
Shareholders’ equity	749,154	720,440
Total Liabilities and Shareholders’ Equity	$1,703,114	$1,607,479

Attachment 3

Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
(Thousands)	July 1, 2022	July 2, 2021
Cash flows from operating activities:
Net income	$37,274	$34,635
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	26,070	19,063
Amortization of deferred financing costs in interest expense	780	364
Stock-based compensation expense (non-cash)	3,694	3,512
Deferred income tax expense (benefit)	1,966	367
Changes in assets and liabilities:
Accounts receivable	(2,566)	(13,941)
Inventory	(67,304)	(40,651)
Prepaid and other current assets	(2,462)	(1,718)
Accounts payable and accrued expenses	8,897	28,403
Unearned revenue	(141)	3,246
Interest and taxes payable	(1,765)	2,868
Unearned income due to customer prepayments	13,059	8,043
Other-net	3,913	(126)
Net cash provided by operating activities	21,415	44,065
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(37,730)	(57,712)
Proceeds from sale of property, plant, and equipment	105	603
Payments for acquisition, net of cash acquired	(2,971)	—
Net cash used in investing activities	(40,596)	(57,109)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit agreement, net	52,794	22,500
Proceeds from issuance of long-term debt	2,059
Repayment of long-term debt	(7,177)	(1,654)
Principal payments under finance lease obligations	(1,334)	(1,512)
Cash dividends paid	(5,112)	(4,791)
Payments of withholding taxes for stock-based compensation awards	(2,812)	(3,021)
Net cash provided by financing activities	38,418	11,522
Effects of exchange rate changes	(1,524)	(11)
Net change in cash and cash equivalents	17,713	(1,533)
Cash and cash equivalents at beginning of period	14,462	25,878
Cash and cash equivalents at end of period	$32,175	$24,345

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions)	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Net Sales
Performance Materials(1)	$154.9	$125.3	$304.5	$239.4
Electronic Materials(1)	261.0	213.1	531.8	417.8
Precision Optics	29.4	32.6	58.0	68.2
Other	—	—	—	—
Total	$445.3	$371.0	$894.3	$725.4

Less: Pass-through Metal Cost
Performance Materials(1)	$20.9	$16.7	$41.4	$30.0
Electronic Materials(1)	$146.8	146.2	$307.7	287.9
Precision Optics	$—	—	$0.1	—
Other	$0.4	0.2	$1.1	1.0
Total	$168.1	$163.1	$350.3	$318.9

Value-added Sales (non-GAAP)
Performance Materials(1)	$134.0	$108.6	$263.1	$209.4
Electronic Materials(1)	114.2	66.9	224.1	129.9
Precision Optics	29.4	32.6	57.9	68.2
Other	(0.4)	(0.2)	(1.1)	(1.0)
Total	$277.2	$207.9	$544.0	$406.5

Gross Margin
Performance Materials(1)	$39.0	$33.0	$76.3	$62.6
Electronic Materials(1)	38.6	25.0	68.1	48.8
Precision Optics	9.8	11.8	18.3	25.8
Other	—	(0.3)	—	(0.8)
Total	$87.4	$69.5	$162.7	$136.4
(1)The Company changed two segment names during the first quarter of 2022: Performance Alloys and Composites became Performance Materials, and Advanced Materials became Electronic Materials. See further discussion in the Form 10-Q for the period ended April 1, 2022.

	Second Quarter Ended		Six Months Ended
(Millions)	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Operating Profit
Performance Materials	$21.8	$17.3	$40.9	$30.8
Electronic Materials	18.2	8.3	26.2	17.2
Precision Optics	0.7	2.6	—	7.2
Other	(8.8)	(7.5)	(15.6)	(14.8)
Total	$31.9	$20.7	$51.5	$40.4

Non-Operating (Income)/Expense
Performance Materials	$0.1	$0.2	$0.3	$0.3
Electronic Materials	—	—	—	—
Precision Optics	(0.2)	(0.2)	(0.4)	(0.4)
Other	(1.1)	(1.3)	(2.2)	(2.5)
Total	$(1.2)	$(1.3)	$(2.3)	$(2.6)

Depreciation, Depletion, and Amortization
Performance Materials	$5.5	$5.2	$11.4	$8.6
Electronic Materials	4.2	2.1	8.3	4.1
Precision Optics	2.6	2.7	5.3	5.4
Other	0.6	0.5	1.1	1.0
Total	$12.9	$10.5	$26.1	$19.1

Segment EBITDA
Performance Materials	27.2	22.3	52.0	39.1
Electronic Materials	22.4	10.4	34.5	21.3
Precision Optics	3.5	5.5	5.7	13.0
Other	(7.1)	(5.7)	(12.3)	(11.3)
Total	46.0	32.5	79.9	62.1

Special Items
Performance Materials	$—	$—	$2.7	$—
Electronic Materials	0.4	—	7.2	—
Precision Optics	0.1	0.1	0.3	0.4
Other	0.5	—	1.5	0.1
Total	$1.0	$0.1	$11.7	$0.5

Adjusted EBITDA Excluding Special Items
Performance Materials	27.2	22.3	54.7	39.1
Electronic Materials	22.8	10.4	41.7	21.3
Precision Optics	3.6	5.6	6.0	13.4
Other	(6.6)	(5.7)	(10.8)	(11.2)
Total	47.0	32.6	91.6	62.6
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through market metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Net Sales to Value-added Sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Second Quarter Ended				Six Months Ended
(Millions)	July 1, 2022	% of VA	July 2, 2021	% of VA	July 1, 2022	% of VA	July 2, 2021	% of VA
Net sales	$445.3		$371.0		$894.3		$725.4
Pass-through metal cost	168.1		$163.1		350.3		318.9
Value-added sales	$277.2		$207.9		$544.0		$406.5

Net income	$23.3	8.4%	17.9	8.6%	$37.3	6.9%	$34.6	8.5%
Income tax expense	5.1	1.8%	3.3	1.6%	8.1	1.5%	6.8	1.7%
Interest expense - net	4.7	1.7%	0.8	0.4%	8.4	1.5%	1.6	0.4%
Depreciation, depletion and amortization	12.9	4.7%	10.5	5.1%	26.1	4.8%	19.1	4.7%
Consolidated EBITDA	$46.0	16.6%	$32.5	15.6%	$79.9	14.7%	$62.1	15.3%

Special items
Restructuring and cost reduction	$—	—%	$0.1	—%	$1.1	0.2%	0.4	0.1%
Merger and acquisition costs	1.0	0.4%	—	—%	10.6	1.9%	0.1	—%
Total special items	1.0	0.4%	0.1	—%	11.7	2.2%	0.5	0.1%
Adjusted EBITDA	$47.0	17.0%	$32.6	15.7%	$91.6	16.8%	$62.6	15.4%
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items such as restructuring and cost reductions and merger and acquisition costs. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
and Diluted Earnings per Share to Adjusted Diluted Earnings per Share (Unaudited)

	Second Quarter Ended				Six Months Ended
(Millions)	July 1, 2022	Diluted EPS	July 2, 2021	Diluted EPS	July 1, 2022	Diluted EPS	July 2, 2021	Diluted EPS
Net income and EPS	$23.3	$1.12	$17.9	$0.87	$37.3	$1.80	$34.6	$1.68

Special items
Restructuring and cost reduction	—		0.1		1.1		0.4
Merger and acquisition costs	1.0		—		10.6		0.1
Provision for income taxes(1)	(0.3)		(0.2)		(2.6)		(0.4)
Total special items	0.7	0.04	(0.1)	(0.01)	9.1	0.44	0.1	—
Adjusted net income and adjusted EPS	$24.0	$1.16	$17.8	$0.86	$46.4	$2.24	$34.7	$1.68
Acquisition amortization (net of tax)	2.4	0.12	1.0	0.05	4.9	0.23	2.1	0.10
Adjusted net income and adjusted EPS excl. amortization	$26.4	$1.28	$18.8	$0.91	$51.3	$2.47	$36.8	$1.78
(1) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of certain discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA (Unaudited)
Performance Materials
	Second Quarter Ended				Six Months Ended
(Millions)	July 1, 2022	% of VA	July 2, 2021	% of VA	July 1, 2022	% of VA	July 2, 2021	% of VA
Net sales	$154.9		$125.3		$304.5		$239.4
Pass-through metal cost	20.9		16.7		41.4		30.0
Value-added sales	$134.0		$108.6		$263.1		$209.4

EBITDA	$27.2	20.3%	$22.3	20.5%	$52.0	19.8%	$39.1	18.7%
Merger and acquisition costs	—	—%	—	—%	2.7	1.0%	—	—%
Adjusted EBITDA	$27.2	20.3%	$22.3	20.5%	$54.7	20.8%	$39.1	18.7%

Electronic Materials
	Second Quarter Ended				Six Months Ended
(Millions)	July 1, 2022	% of VA	July 2, 2021	% of VA	July 1, 2022	% of VA	July 2, 2021	% of VA
Net sales	$261.0		$213.1		$531.8		$417.8
Pass-through metal cost	146.8		146.2		307.7		287.9
Value-added sales	$114.2		$66.9		$224.1		$129.9

EBITDA	$22.4	19.6%	$10.4	15.5%	$34.5	15.4%	$21.3	16.4%
Restructuring and cost reduction	—	—%	—	—%	0.8	0.4%	—	—%
Merger and acquisition costs	0.4	0.4%	—	—%	6.4	2.9%	—	—%
Adjusted EBITDA	$22.8	20.0%	$10.4	15.5%	$41.7	18.6%	$21.3	16.4%

Precision Optics
	Second Quarter Ended				Six Months Ended
(Millions)	July 1, 2022	% of VA	July 2, 2021	% of VA	July 1, 2022	% of VA	July 2, 2021	% of VA
Net sales	$29.4		$32.6		$58.0		$68.2
Pass-through metal cost	—		—		0.1		—
Value-added sales	$29.4		$32.6		$57.9		$68.2

EBITDA	$3.5	11.9%	$5.5	16.9%	$5.7	9.8%	$13.0	19.1%
Restructuring and cost reduction	—	—%	0.1	0.3%	0.2	0.3%	0.4	0.6%
Merger and acquisition costs	0.1	0.3%	—	—%	0.1	0.2%	—	—%
Adjusted EBITDA	$3.6	12.2%	$5.6	17.2%	$6.0	10.4%	$13.4	19.6%

Other
	Second Quarter Ended				Six Months Ended
(Millions)	July 1, 2022	% of VA	July 2, 2021	% of VA	July 1, 2022	% of VA	July 2, 2021	% of VA
EBITDA	$(7.1)		$(5.7)		$(12.3)		$(11.3)
Restructuring and cost reduction	—		—		0.1		—
Merger and acquisition costs	0.5		—		1.4		0.1
Adjusted EBITDA	$(6.6)		$(5.7)		$(10.8)		$(11.2)